REGISTRATION RIGHTS AGREEMENT

dated as of April 15, 2011

between

VIMPELCOM LTD.

and

WEATHER INVESTMENTS II S.Á R.L.

-i-

REGISTRATION RIGHTS AGREEMENT dated as of April 15, 2011 (this "Agreement") between VimpelCom Ltd., a company organized and existing under the laws of Bermuda (the "Company"), and Weather Investments II S.á r.l., a company organized and existing under the laws of the Grand Duchy of Luxembourg ("Weather II"), and such other holders of capital stock of the Company as shall be party hereto from time to time (each, a "Party" and, collectively, the "Parties").

WHEREAS, Weather II has entered into the Share Sale and Exchange Agreement (as hereinafter defined) pursuant to which Weather II will contribute certain assets to the Company in exchange for cash and newly issued Shares;

WHEREAS, the Parties desire to enter into this Agreement to provide for, among other things, certain rights and obligations of Weather II relating to its ownership of the Registrable Securities (as hereinafter defined), which rights and obligations would come into effect concomitantly with the Closing of the transactions contemplated by the Share Sale and Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settlor of a trust) or in which such Person or Persons specified herein, directly or indirectly, has a substantial beneficial interest and any Person who is controlled by any such trust or estate.  As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person; provided, however, that for the purposes of this definition, neither the Company nor any of its Controlled Affiliates shall be deemed Affiliates of any Holder.

"Agreement" has the meaning specified in the Preamble.

"Business Day" means a day upon which banks are generally open for business in each of Hamilton, Bermuda, New York, New York,  and Amsterdam, the Netherlands.

"Board" means the Board of Directors of the Company.

"Closing" has the meaning specified in the Share Sale and Exchange Agreement.

"Closing Date" has the meaning specified in the Share Sale and Exchange Agreement.

"Common DRs" means depositary receipts each representing one (1) share of Common Stock.

"Common Stock" means the common stock of the Company, par value US$0.001 per share.

"Company" has the meaning specified in the Preamble.

"Controlled Affiliate" shall mean, with respect to any Person, any Affiliate of such Person in which such Person owns or controls, directly or indirectly, securities having more than fifty percent (50%) of the voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

"Demand" has the meaning specified in Section 2.1.

"Effective Date" means the date that the Registration Statement has been declared effective by the SEC.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

"Existing RRA" means the Registration Rights Agreement, dated as of October 4, 2009, between and among the Company, Eco Telecom Limited, Altimo Holdings & Investments Ltd., Altimo Cooperatief U.A., Telenor Mobile Communications AS and Telenor East Invest AS, as amended from time to time.

"Form F-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

"Governmental Entity" means, in any applicable jurisdiction or international forum, any (a) federal, state, territorial, oblast, okrug, regional, municipal, local or foreign government, (b) court, arbitral or other tribunal, (c) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity), and including but not limited to international organizations having jurisdiction over matters concerning intellectual property or (d) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"Holder" means Weather II.  References herein to Holder(s) shall apply to Qualifying Transferees who become Holders pursuant to Article VII, provided that for purposes of all thresholds and limitations herein, the actions of Holder and any Qualifying Transferees shall be aggregated.

"Indemnified Party" has the meaning specified in Section 5.1(c).

"Indemnifying Party" has the meaning specified in Section 5.1(c).

"LCIA" has the meaning specified in Section 8.5(a)(iii)(B).

"Parties" and "Party" have the meanings specified in the Preamble.

"Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Entity).

“Qualifying Transferee” means with respect to a Holder, (a) any Affiliate of such Holder in which such Holder owns or controls, directly or indirectly, on a consolidated basis, more than 66% of the securities having voting power for the election of directors or other governing body thereof or more than 66% of the partnership or other ownership interests therein (other than as a limited partner), (b) any other Person which owns or controls, directly or indirectly, more than 66% of the securities, on a consolidated basis, of such Holder having voting power for the election of directors or other governing body of such first Person or more than 66% of the partnership or other ownership interests therein (other than as a limited partner of such first Person) and (c) subject to Section 2.5, a Person to whom Registrable Securities are transferred by a Holder in an amount equal to or greater than 10% of the outstanding shares of Common Stock in the Company.

"register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and the declaration of effectiveness of such Registration Statement(s) by the SEC.

"Registrable Securities" means (a) the shares of Common Stock, (b) the Common DRs, (c) the shares of Common Stock issued or issuable with respect to the conversion or exchange of the preferred stock of the Company, par value US$0.001 per share, and (d) any share capital of the Company issued or issuable with respect to the Common Stock of the Company as a result of any share split, share dividend, recapitalization exchange or similar event.

"Registration Statement" means a Registration Statement of the Company required to be filed under the Securities Act covering the Registrable Securities.

"Requesting Holders" has the meaning specified in Section 2.1.

"Rule 144" means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

"Rules" has the meaning specified in Section 8.5(a).

"SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Securities Act" means the United States Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (which shall, in any event, be paid by such Holder).

"Selling Holder" has the meaning specified in Section 3.2(a).

"Share Sale and Exchange Agreement" means the Share Sale and Exchange Agreement dated January 17, 2011 between and among the Company, Weather II and Wind Telecom S.p.A and certain of its shareholders, as amended from time to time.

"Shelf Registration" has the meaning specified in Section 2.3.

"Shelf Registration Request" has the meaning specified in Section 2.3.

"Shelf Registration Statement" has the meaning specified in Section 2.3.

"Valid Business Reason" has the meaning specified in Section 2.1(b).

"Weather II" has the meaning specified in the Preamble.

Section 1.2 Interpretation.

For the purposes of this Agreement, except to the extent that the context otherwise requires:

(a) the table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(b) whenever the words "include," "includes" or "including" (or similar terms) are used in this Agreement, they are deemed to be followed by the words "without limitation";

(c) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f) if any action is to be taken by any Party pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

(g) references to a Person are also to its permitted successors and assigns;

(h) the use of "or" is not intended to be exclusive unless expressly indicated otherwise; and

(i) "reasonable efforts" or similar terms shall not require the waiver of any rights under this Agreement.

ARTICLE II

REGISTRATION

Section 2.1 Exercise of Demand.  At any time, a Holder or Holders (each, a "Requesting Holder") may deliver a written request to the Company in accordance with Section 8.3 (a "Demand") that the Company effect a registration with respect to the Registrable Securities under the Securities Act; provided, however, that the anticipated aggregate number of shares of such Demand exceed 1% of the issued and outstanding Common Stock.  Such Demand shall specify the number of Registrable Securities such Requesting Holder intends to include in such registration and the methods by which such Requesting Holder intends to sell or dispose of such Registrable Securities (including whether such Requesting Holder intends to distribute the Registrable Securities by means of an underwritten offering).  As soon as practicable after receipt of such Demand, the Company shall, subject to the terms and conditions of this Article II, use its best efforts to effect such registration (including by using reasonable efforts to file a Registration Statement (and executing an undertaking to file any amendments thereto) covering the Registrable Securities so requested to be registered, using its best efforts to cause such filed Registration Statement to become effective promptly, and to qualify such Registrable Securities under applicable blue sky or other securities laws of any state of the United States of America to the extent set forth herein and complying with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to effect, or keep effective, any such registration, qualification or compliance pursuant to this Section 2.1 as follows:

(a) within six (6) months after the Effective Date of a prior Registration Statement effected in response to a request from any Holder pursuant to this Section 2.1 or within six (6) months after the Effective Date of any other Registration Statement effected by the Company for a public offering of Registrable Securities, including pursuant to the Existing RRA;

(b) for a period of not more than ninety (90) days past the time the Company would otherwise be required to file such Registration Statement if the Board, prior to the time the Company would otherwise have been required to file such Registration Statement pursuant to this Section 2.1, determines in its good faith judgment that the filing of such Registration Statement would be seriously detrimental to the completion of a merger or consolidation in which the Company is a participant (a "Valid Business Reason"); provided, however, that such right to delay the filing of such Registration Statement shall be exercised by the Company not more than once in any thirty-six (36) month period, and the Company shall only have the right to delay such filing for only so long as such Valid Business Reason exists;

(c) if at such time the Company has, in response to requests from any such Requesting Holder or any Requesting Holder's predecessors in interest pursuant to this Section 2.1, effected the registration of Registrable Securities and has sold such Registrable Securities on at least six (6) prior occasions; provided that (i) for purposes of determining the number of demand registrations effected by a Requesting Holder and its predecessors in interest, Weather II and Qualifying Transferees acquiring Registrable Securities directly or indirectly from Weather II shall count as one Holder, and (ii) if the Company withdraws a registration of Registrable Securities at the request of any Requesting Holder at any time after the filing of a Registration Statement that is a matter of public record at the SEC, then such withdrawn Registration Statement shall count as a registration by such Requesting Holder; provided, however, that if any Requesting Holder withdraws from a registration because such Requesting Holder has learned of a material adverse change in the financial condition, business or prospects of the Company which was not known to such Requesting Holder at the time of its request and the Company failed to disclose such material adverse change to such Requesting Holder, then such withdrawn Registration Statement shall not count as a registration by such Requesting Holder; or

(d) if the Requesting Holders propose to dispose of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Section 2.3 below and the Company promptly takes all actions necessary to effect a registration of all Requesting Holders’ Registrable Securities pursuant to Section 2.3 below; provided that any registration of a Requesting Holder’s Registrable Securities pursuant to Section 2.3 shall not constitute a demand for registration pursuant to Section 2.1.

Section 2.2 Limitations on Subsequent Registration Rights.  The Company shall not enter into any agreement with any holder or prospective purchaser of any securities of the Company that would allow such holder or prospective purchaser to require the Company to include shares or securities in any registration initiated under Section 2.1, if applicable, nor shall the Company include any shares or securities for its own account in any such registration, without the prior written consent of Weather II.

Section 2.3 Shelf Registration.

(a) Upon the written request of a Holder or Holders requesting that the Company file a Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act (or any successor rule or regulation thereto) (together with the prospectus included therein, all amendments and supplements thereto and all exhibits and materials incorporated by reference therein, the "Shelf Registration Statement") with respect to the resale of the Registrable Securities in the United States (a "Shelf Registration Request"), the Company will, as soon as practicable, file a Shelf Registration Statement, and will use its commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as possible after such filing (a "Shelf Registration"). Each Shelf Registration Statement filed in connection with a Shelf Registration Request shall cover all of the Registrable Securities. The Company will use all commercially reasonable efforts to keep such Shelf Registration Statement (A) continuously effective, supplemented and amended (subject to customary "blackout periods" pending the release of earnings announcements or the publication of financial statements of the Company, such blackout periods to be notified by the Company to the Holders and to be as limited as reasonably possible) and (B) available for resales of the Registrable Securities by the Holders (subject to such "blackout periods"); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.3 if Form F-3 is not available to the Company for such offering.

(b) If the Company’s Board of Directors determines in its good faith judgment that the effectiveness of the Shelf Registration Statement would be seriously detrimental to the completion of a merger or consolidation in which the Company is a participant (and so confirms to the Holders in a letter addressed to them from the Company’s chief financial officer), then the Company may allow the Shelf Registration Statement to fail to be effective or the prospectus contained therein to be unusable as a result of such non-disclosure for up to ninety (90) days in any year during the period of effectiveness.

Section 2.4 Underwriting.  The Company (together with each Holder(s) proposing to distribute Registrable Securities through such underwriting) shall, upon request of the lead managing underwriter selected for such underwriting by the Requesting Holder(s) (which lead managing underwriter shall be reasonably acceptable (taking into account, among other things, whether such underwriter is of international standing) to the Company), enter into any reasonable agreement requested by such lead managing underwriter in connection with the offering, including, but not limited to, an underwriting agreement in customary form with such lead managing underwriter; provided, however, that (a) the Company shall be permitted to select a joint lead managing underwriter for such offering (which underwriter shall be reasonably acceptable to the Requesting Holder(s)); and (b) in no event shall the Company be required to include Registrable Securities for its own account in such offering.  If a Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the lead managing underwriter, delivered at least ten (10) Business Days prior to the Effective Date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

Section 2.5 Derivatives.  Notwithstanding anything to the contrary herein, the Company acknowledges that the transactions intended to be covered by the registration obligations in this Article II include, without limitation, sales of Registrable Securities by transferees, pledgees or other successors in interest to a Requesting Holder; sales or loans by a Requesting Holder or third parties pursuant to derivative or other transactions in connection with which Registrable Securities are to be delivered; and the sale or delivery of Registrable Securities in connection with the sale by the Requesting Holder or a third party of securities exchangeable for or convertible into Registrable Securities or upon exchange or conversion of such securities; provided, however, that any party referred to above who is not a Holder as defined in this Agreement would only be entitled to make a Demand under Section 2.1 of this Agreement and then only if such Demand has been specifically agreed to in writing by the relevant Holder (in advance or at the time of the Demand), with a copy to the Company, and such third party has agreed to be bound by the obligations herein applicable to a Holder making a Demand; and provided further, that any Demand by such third party would have to comply with, and would be taken into account for purposes of, the limitations applicable to the Demand or the relevant Holder under Section 2.1.

ARTICLE III

RELATED OBLIGATIONS

Section 3.1 Obligations of the Company.  At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Article II, the Company shall also be obligated to take the following actions:

(a) promptly prepare and file with the SEC such amendments and supplements to any Registration Statement filed pursuant to Section 2.1 or Section 2.3 and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earliest of (i) one (1) year after the Effective Date of such Registration Statement and (ii) such time as the Registrable Securities become eligible for resale by each Holder without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect; provided that, for the avoidance of doubt, in no event shall the Company have any obligation to keep such Registration Statement effective after such time as all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 or any other rule of similar effect;

(b) before filing a Registration Statement or prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein, except in the case of the preparation of the initial Registration Statement), at least five (5) days before filing, furnish to legal counsel for each Holder participating in such offering and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable such Holders and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by such Holders and the managing underwriter or underwriters, if any;

(c) furnish or make available to each Holder participating in such offering, and each underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder or underwriter(s)), and such other documents, as such Holders or such underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other relevant Governmental Entity relating to such offering;

(d) cooperate with the Holders participating in such offering and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold (or to be deposited into a depositary facility that issues Common DRs that are to be sold) after receiving written representations from each such Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities (or the Common DRs relating thereto) to be in such denominations and registered in such names as the underwriter(s), if any, or such Holders may request at least two (2) Business Days prior to any sale of Registrable Securities;

(e) use its best efforts to register and qualify the securities covered by such Registration Statement under "blue sky" laws of such jurisdictions as shall be reasonably requested by the underwriters and Holders (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 3.1(a) above), and to do any and all other acts and things that may be necessary or advisable to enable the underwriters and such Holders to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 3.1(e), (ii) subject itself to taxation in any such jurisdiction or (iii) file any general consent to service of process in any such jurisdiction));

(f) promptly notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company will use reasonable best efforts to promptly amend or supplement such prospectus or Registration Statement or any document incorporated or deemed to be incorporated therein by reference, or file any other required document, as applicable, in order to cause such prospectus to not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) promptly notify each Holder of Registrable Securities covered by such Registration Statement and the underwriters, if any, and (if requested by any such Person) confirm such advice in writing:  (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contemplated by paragraph (m) below cease to be true and correct; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(h) furnish, at the request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if the Registrable Securities are not being sold through underwriters, on the date that the Registration Statement becomes effective, (i) an opinion dated such date of the lead counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters, if any, and to such Holder and (ii) the letter (including any "bringdowns" related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters;

(i) provide for a transfer agent and registrar and CUSIP number for all such shares not later than the Effective Date of such Registration Statement;

(j) use its best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on the New York Stock Exchange;

(k) cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including by participation in "road shows" and appearing before rating agencies) taking into account the Company's business needs;

(l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, the New York Stock Exchange and any other applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the Effective Date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(m) make such representations and warranties to the participating Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the Registration Statement and the prospectus with the Securities Act;

(n) bear all expenses in connection with the procedures in Section 2.1, Section 2.3 and this Section 3.1 and the registration of the Registrable Securities pursuant to the Registration Statement; provided, however, that each Holder shall bear the cost of Selling Expenses with respect to such Holder's Registrable Securities, if any, in connection with the offering of the Registrable Securities pursuant to the Registration Statement and each Holders and any other Person participating in such offering shall bear all such specified Selling Expenses pro rata among each other on the basis of the number of Registrable Securities which have been registered;

(o) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts to promptly to obtain the withdrawal of such order; and

(p) where a Holder holds Registrable Securities that are shares of Common Stock and intends to carry out an offer and sale of Common DRs representing such shares of Common Stock, the Company shall use its reasonable efforts to facilitate the issuance of Common DRs by the depositary of the relevant facility in a timely manner.

The Company understands that each Holder disclaims being an underwriter, but each Holder being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

Section 3.2 "Market Stand-Off" Agreement.

(a) Each Holder hereby agrees that if another Holder (a "Selling Holder") has delivered a Demand or a Shelf Registration Request to the Company or has requested the Company’s co-operation in connection with a resale of Registrable Securities pursuant to a Shelf Registration Statement (the “Shelf Takedown Request”), such Selling Holder may promptly notify the other Holders of its Demand, Shelf Registration Request or Shelf Takedown Request, and if so requested pursuant to such notice, the other Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise transfer or dispose of any Common Stock held by such Holders (other than those shares of Common Stock included in the registration) for a period specified by such Selling Holder not to exceed thirty (30) calendar days (or such shorter period specified by the Selling Holder) following the effective date of a Registration Statement or a Shelf Registration Statement, as applicable, in connection with such offering. To the extent that any of such Holders are released from the market stand-off provisions described in this Section 3.2(a), such release shall be made on a pro rata basis among such Holders based on their ownership of Common Stock.

(b) Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the Holder’s obligations under this Section 3.2 or that are necessary to give further effect thereto.

(c) Each Party agrees to maintain in confidence any notice delivered to it pursuant to Section 3.2(a), together with the contents thereof.

Section 3.3 Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration after such time as a public market exists for the Registrable Securities, the Company agrees to use its reasonable best efforts to take the following actions:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act and the Exchange Act;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) as long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC; and (iii) such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

ARTICLE IV

OBLIGATIONS OF THE HOLDERS

Section 4.1 Transfer of Registrable Securities After Registration.  Each Holder agrees that, following the making of a Demand pursuant to Section 2.1, it will not effect any disposition of the Registrable Securities to which such Demand relates or a right to purchase the Registrable Securities to which such Demand relates that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 2.1 filed pursuant to such Demand or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Weather II, any of its Affiliates or a plan of distribution relating to any such Party.

Section 4.2 Distribution of Prospectus.

(a) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sale of Registrable Securities pursuant to the Registration Statement.

(b) Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in  Section 3.1(g)(iii) or Section 3.1(f), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that (i) in no event shall such discontinuance exceed sixty (60) days, and (ii) the Company shall extend the time periods under Section 3.1(a) with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 4.3 Information.  Each Holder shall furnish to the Company materially complete and accurate information regarding such Holder, the Registrable Securities held by it and the distribution proposed by such Holder as shall be required by applicable law or requested by the underwriter(s) to effect the registration of their Registrable Securities.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners and agents, and each Person controlling such Holder (within the meaning of Section 15 of the Securities Act), with respect to any registration, qualification, compliance or sale which has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter (within the meaning of Section 15 of the Securities Act), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or sale, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of (i) the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder, (ii) the securities or similar laws of any state or other jurisdiction in which Registrable Securities are sold in an underwritten offering or (iii) if the Registrable Securities are sold in a non-underwritten offering effected pursuant to Article II, the securities laws of those jurisdictions in which the Holders have requested registration or qualification of the Registrable Securities covered by the request (unless the Company shall have notified such Holder in a timely manner that such registration or qualification is not available or has not been made for a reason permitted by the Agreement), or in which the Company has notified such Holder that the Registrable Securities have otherwise been registered and qualified or are eligible for sale, in each case, applicable to the Company in connection with any such registration, qualification, compliance or sale, and the Company will reimburse or pay for the account of each Holder, each of its officers, directors, partners and agents, each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing the defense of or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company in writing by such Holder, such controlling person or underwriter and stated to be specifically for use therein.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act), and any other Person participating in such registration, each of its officers and directors and each Person controlling (within the meaning of Section 15 of the Securities Act) such Person participating in such registration, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such Persons, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing the defense of or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in writing by such Holder and stated to be specifically for use therein; provided, however, that the liability of such Holder for indemnification under this Section 5.1(b) shall not exceed the net proceeds from the offering received by such Holder.

(c) Each Party entitled to indemnification under this Section 5.1 (the "Indemnified Party") shall give notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) The obligations of the Company and each Holder under this Section 5.1 shall survive the completion of any offering of Registrable Securities in a Registration Statement pursuant to this Agreement.

(e) If a claim for indemnification under Section 5.1(a) or Section 5.1(b) is available by its terms but is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of any such claim, loss, liability or action that otherwise would have been indemnified under Section 5.1(a) or Section 5.1(b), as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the statements, omissions, actions or inactions that resulted in such claim, loss, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party, any action or inaction by any such Party, and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction; provided, however, that the liability of any Holder under this Section 5.1(e) shall be limited to the amount of net proceeds received by such Holder in the offering giving rise to such liability, less any amounts paid pursuant to Section 5.1(b).  The amount of such claim, loss, liability or action subject to this Section 5.1(e) shall be deemed to include any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such claim, loss, liability or action (which shall be limited as provided in Section 5.1(c) if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof).  Notwithstanding the foregoing in this Section 5.1(e), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Party who was not guilty of such fraudulent misrepresentation.  Promptly after receipt by an Indemnified Party of written notice of the commencement or threatened commencement of any claims for which a claim for contribution may be made against an Indemnifying Party under this Section 5.1(e) and if a notice for indemnification has not been otherwise given under this Section 5.1, such Indemnified Party shall give written notice thereof in the manner set forth hereunder for a claim for indemnification to the Indemnifying Party; provided, however, that the failure to so notify the Indemnifying Party shall not relieve it of any obligation to provide contribution hereunder except to the extent that the Indemnifying Party's ability to defend such action is materially prejudiced by the failure to give such timely notice.  The Parties acknowledge that determining contribution pursuant to this Section 5.1(e) by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.1(e) would not be just or equitable.  For the avoidance of doubt, if indemnification is available under Section 5.1(a) or Section 5.1(b), the Indemnifying Parties shall indemnify each Indemnified Party to the fullest extent provided in Section 5.1(a) or Section 5.1(b) without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 5.1(e).

ARTICLE VI

INFORMATION AVAILABLE

The Company, upon the reasonable request of each Holder, shall make available for inspection by each Holder, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by each Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by each Holder or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

ARTICLE VII

ASSIGNMENT OF REGISTRATION RIGHTS

Section 7.1 Assignment.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party and any attempt to do so will be void, except in connection with assignments and transfers of the Registrable Securities to Qualifying Transferees, but only if the Qualifying Transferee signs and delivers to the Company a written acknowledgment (in for and substance satisfactory to the Company) that is has joined with the Holder and the other Qualifying Transferees as a party to this Agreement and has assumed, severally but not jointly, the rights and obligations of the Holder hereunder with respect to the Registrable Securities transferred by the Holder.  This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their successors and permitted assigns and shall inure to the benefit of each Holder.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as provided in this Agreement.

Section 7.2 Obligations Several and Not Joint.  The obligations of the Holders hereunder shall be several (and not joint).  A Holder shall not be responsible for the failure of any other Holders to perform any obligation required to be performed by it hereunder.  The obligations of the Company at any time hereunder to each Holders shall be separate and independent obligations.  Each Holder shall be entitled to protect and enforce its rights arising out of this Agreement as it shall see fit, and it shall not be necessary for any other Holders to consent to, or be joined as an additional party in, any proceedings for such purposes.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Effectiveness; Termination; Survival.  This Agreement shall take effect on the Closing Date and shall terminate on the date on which all Parties agree in writing to the termination of this Agreement.  Any termination of this Agreement pursuant to this Section 8.1 shall be without prejudice to the rights, obligations or liabilities of any Party which shall have accrued or arisen prior to such termination.  The provisions of Article I and Article VIII shall survive the termination of this Agreement.

Section 8.2 Holders.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

Section 8.3 Notices.  Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by facsimile or sent, postage prepaid, by registered or certified mail, return receipt requested, or by recognized overnight courier service, postage or other charges prepaid, and shall be deemed given when so delivered by hand or facsimile, or when received if sent by mail or by courier, as follows:

If to the Company:

VimpelCom Ltd.
Claude Debussylaan 15
1082 MC Amsterdam
The Netherlands
Facsimile No.: +31 20 79 77 201
Attention: Jeffrey McGhie

with a copy to:

Akin Gump LLP
Eighth Floor
Ten Bishops Square
London E1 6EG
Facsimile No.: +44 (0)20 7012 9601
Attention: Daniel Walsh

If to Weather II:

Weather Investments II S.à r.l.
12, rue Guillaume Kroll
Luxembourg
Facsimile No.:  +2 024615164
Attention:  Naguib Sawiris

and

Facsimile No.:  +33 (0) 1.72.71.28.97
Attention:  Karim Nasr

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
12 rue de Tilsitt
75008 Paris
France
Facsimile No.: +33 (0) 1.40.74.68.88
Attention: Pierre-Yves Chabert, Gamal M. Abouali

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

Section 8.4 Applicable Law.  This Agreement, and any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or for the breach or alleged breach thereof, whether in contract, in tort or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws or other principles thereof that would result in the application of the laws of another jurisdiction. For the avoidance of doubt, the Parties confirm that they are fully familiar with the provisions of Section 5-1401 of the New York General Obligations Law, and intend to bring this Agreement within the terms thereof.

Section 8.5 Arbitration

(a) Any and all disputes, controversies and claims between or among the Parties and arising under, relating to or in connection with, this Agreement, in any manner whatsoever, whether in contract, in tort, or otherwise, and including any dispute or controversy regarding the existence, validity, enforceability or breach of this Agreement, shall be settled by arbitration by a tribunal of three (3) arbitrators constituted and acting under the LCIA Rules then in force (the “Rules”), save that any provision of the Rules which imposes any restriction on the nationality of any arbitrator or is otherwise invalid, void or unenforceable under English law shall not apply, in accordance with the following terms and conditions:

(i) In the event of any conflict between the Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

(ii) The seat of arbitration shall be London, England, unless otherwise agreed by the Parties, and the fact that hearings are held elsewhere shall not affect the seat of arbitration.

(iii) The following procedures shall govern the selection of arbitrators:

(A) Where there is only one claimant party and one respondent party, the claimant party shall appoint one arbitrator in accordance with the Rules, the respondent party shall appoint one arbitrator in accordance with the Rules within thirty (30) days after the appointment of the first arbitrator, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the Rules within thirty (30) days after the appointment of the second arbitrator.

(B) In the event of an inability by the two party-nominated arbitrators to agree on a third arbitrator in accordance with Section 8.5(a)(iii)(A) above appointing authority for the third arbitrator shall be the London Court of International Arbitration (the “LCIA”), acting in accordance with the Rules. The LCIA shall use its best efforts to appoint such third arbitrator within thirty (30) days of an application being made for such purpose.

(iv) The English language shall be the language for the arbitration proceeding.

(v) The arbitral tribunal shall have the power to grant any remedy or relief that it deems just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitral tribunal may be specifically enforced by any court of competent jurisdiction. Each party to the arbitration proceeding retains the right to seek interim, provisional or conservatory measures in accordance with Section 8.5(b), and any such request shall not be deemed incompatible with the agreement to arbitrate or constitute a waiver of the right to arbitrate.

(vi) The award of the arbitral tribunal shall be final and binding on the parties to the arbitration proceeding.

(vii) The award of the arbitral tribunal may be enforced by any court of competent jurisdiction and may be executed against the Person and assets of the losing party in any competent jurisdiction. For the avoidance of doubt, the Parties acknowledge and agree that a court of any jurisdiction where the assets of a party against which enforcement is sought may be found is a court of competent jurisdiction, and the Parties irrevocably consent to the exercise of personal jurisdiction in any such court.

(b) Except for arbitration proceedings pursuant to Section 8.5(a), no action, lawsuit or other proceeding (other than proceedings for the confirmation or enforcement of an arbitration award, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.  Each Party irrevocably waives any right under the Arbitration Act 1996 of the United Kingdom to appeal any arbitration award to, or to seek determination of any question of law arising in the course of arbitration from, the Commercial Court.

(c) Each Party irrevocably appoints Law Debenture Corporate Services Limited, located on the date hereof at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, as its true and lawful agent and attorney to accept and acknowledge service of all process against it in any action, suit or proceeding permitted by this Section 8.5, with the same effect as if such Party were a resident of England, and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service; provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Party by facsimile in accordance with Section 8.3.  Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder.  In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in London, reasonably satisfactory to the other Party, with like powers.  Each Party hereby irrevocably submits to (i) the non-exclusive jurisdiction of the Commercial Court in London, England in connection with any proceeding for the confirmation or enforcement of an arbitration award, and (ii) the exclusive jurisdiction of the Commercial Court in London, England in connection with any application for interim, provisional or conservatory measures in connection with an arbitration (in each case, as referred to in Section 8.5(b) above) or an action to compel arbitration (provided that each Party retains the right to file a motion to compel arbitration (or its equivalent) in a court other than the English courts in London, England in response to an action commenced or a motion or application made by another Party or its agents, Subsidiaries or Affiliates, or their respective directors, officers, employees, attorneys, accountants, financial advisors and other agents, in such other court); provided, however, that nothing in this Section 8.5(c) shall preclude, in any manner whatsoever, any Party from seeking any such measure based upon (A) any order or judgment, whether provisional or final, of any English court or (B) any order, directive, award or ruling, whether interim or final, of any arbitral tribunal in any arbitration proceeding hereunder.  Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in the English courts in London, England and any claim that any such action, suit or proceeding brought in the English courts in London England has been brought in an inconvenient forum.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction in a manner not inconsistent with Section 8.5(b).

(d) Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and in performing its obligations hereunder, and each Party hereby irrevocably waives, with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any other document or instrument contemplated hereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitration awards.

Section 8.6 No Strict Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 8.7 No Third Party Beneficiaries.  Nothing in this Agreement will be construed as giving any Person, other than the Parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 8.8 Severability.  It is expressly understood and agreed that any condition or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall not affect the enforceability of the remaining terms and provisions hereof nor shall it affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 8.9 Amendment; Waiver; Requirement of Writing.  This Agreement cannot be amended other than pursuant to a written agreement executed by each Party, and no performance, term or condition hereof may be waived in whole or in part except by a writing signed by the Party against whom enforcement of the waiver is sought or who is entitled to the benefit thereof.  No delay or failure on the part of any Party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

Section 8.10 Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

Section 8.11 Successors and Assigns.  Subject to the requirements of Article VII, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the Parties hereto.

Section 8.12 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 8.13 Further Assurances.  Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.14 Existing RRA.  If a conflict arises between the Company’s obligations under the Existing RRA and the Company’s obligations under this Agreement, then the Company shall use its reasonable best efforts to resolve such conflict so as to give effect to Weather II’s rights under this Agreement.  Notwithstanding the foregoing sentence, in the event that the Company is not able to resolve such conflict, it is understood and agreed that the Company shall not be required to take any action under this Agreement that would cause it to be in breach of the Existing RRA.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

VimpelCom Ltd.

By: /s/ Alexander Izosimov
Name: Alexander Izosimov
Title: CEO

Weather Investments II S.à r.l.

By: /s/ Ragy Soliman
Name: Ragy Soliman
Title: Authorized Signatory

Signature Page to Registration Rights Agreement